Exhibit 32.1

CERTIFICATION

Pursuant to 18U.S.C.Section 1350, the undersigned officers of Ocean Bio-Chem, Inc. (the "Company"), hereby certify that the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated:	May 13, 2010

/s/ Peter G. Dornau
Peter G. Dornau
Chairman of the Board of Directors
and Chief Executive Officer

/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer